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CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
EXHIBIT 32.2
          In connection with the Quarterly Report of Mills Music Trust (the “Trust”) on Form 10-Q for the fiscal quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
          1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition* and result of operations of the Trust.

*	The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows

Date: November 14, 2011	/s/ Frank Godino
Frank Godino
Trust officer of The Corporate Trustee